INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos.33-74748 and 33-80500) of Uniroyal Technology Corporation on Form S-3 and the Registration Statements (Nos. 33-73944, 33-74746, 33-92256 and 33-97250) of
Uniroyal Technology Corporation on Form S-8 of our reports dated December 20, 1996, appearing in the Annual Report on Form 10K of Uniroyal Technology Corporation for the year ended September 29, 1996.


/S/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Tampa, Florida
December 20, 1996